CERTIFICATION
Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 of Moore-Handley, Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

______________________________
Name: Gary C. Mercer
Title: Chief Financial Officer
Date: May 14, 2003